UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 14, 2011 (July 8, 2011)
______________
Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)
______________

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 Mississauga Road Mississauga, Ontario Canada		L5N 8M5
(Address of principal executive offices)		(Zip Code)

(905) 286-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2011, Valeant Pharmaceuticals International, Inc. (“VPII”) and its subsidiary, Valeant International (Barbados) SRL (“VBI” and, together with VPII, “we” or the “Purchasers”), entered into an Asset Purchase Agreement (the “Agreement”) to acquire certain assets and rights relating to Dermik, a dermatology unit of Sanofi, in the United States and Canada, as well as rights in other territories for two products.

Pursuant to the terms of the Agreement, at the closing of the transaction (the “Closing”), we will pay Sanofi an aggregate cash purchase price of approximately $425 million, subject to certain adjustments relating to the level of inventory on hand at Closing and the completion of certain consents and notifications. In addition, we will assume certain liabilities relating to Dermik and acquire Sanofi’s Laval, Canada manufacturing facility.

Conditions

The Closing is subject to certain closing conditions, including, among others, the parties having obtained antitrust clearance in both the United States and Canada. Each party’s obligation to close is also subject to the continued material accuracy of the representations and warranties made and material compliance with the covenants agreed to by the other party to the Agreement.  Furthermore, each party’s obligation to close is subject to the absence of certain legal restraints.

Representations and Warranties; Covenants

The Agreement includes customary representations, warranties and covenants including, among others, a covenant by Sanofi to conduct the business of Dermik in the ordinary course until the Closing; non-competition and non-solicitation arrangements with Sanofi; and customary indemnification obligations. The Agreement also contains covenants by which the parties agree to provide services and other support to each other in order to effect the separation of Dermik and its business from Sanofi’s other businesses while maintaining operating obligations.

Termination

The Agreement may be terminated by either of the Purchasers or Sanofi on customary terms, including if the Closing has not occurred by April 1, 2012 and the closing conditions are not satisfied.
Item 8.01	Other Events.

On July 11, 2011, VPII issued a press release announcing that it entered into the Agreement. A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 14, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 11, 2011